UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2005
Aspect Medical Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24663	04-2985553

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

141 Needham Street
Newton, Massachusetts		02464-1505

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 559-7000

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
Item 9.01 — Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1 Purchase Agreement
EX-10.2 BISx License, Development and Supply Agreement

Item 1.01 Entry into Material Definitive Agreement
     Purchase Agreement with General Electric
     On August 31, 2005, Aspect Medical Systems, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with General Electric Company (“GE”). Pursuant to the terms of the Purchase Agreement, the Company has agreed to sell to GE’s Healthcare Division (the “Healthcare Division”) the following products manufactured by the Company: BIS/EEG Module Kit, BISx System, BIS sensors and custom sensors, as well as certain related components, spare parts, service tools, manuals, software licenses, data and interfaces (the “Products”). The list of components deemed to be Products may be changed during the term of the Purchase Agreement pursuant to negotiations between the Company and GE.
     The Healthcare Division will purchase its desired amount of Products pursuant to purchase orders submitted to the Company. The prices paid by the Healthcare Division are as agreed to by the Company and GE and are firm for the term of the Purchase Agreement, unless the Company sells the Products to a third party at prices less than those charged to the Healthcare Division, in which case the price payable by the Healthcare Division will be the same as that paid by such third party.
     The Company has provided certain standard warranties in connection with the Products. If the Products do not conform to the specifications, the Company will either replace or repair the Product.
     Subject to certain exceptions, in the event that the Company sells any of its sensor products to a customer of GE located in the United States for use with BIS/EEG Module or BISx System sold to the Healthcare Division pursuant to the Purchase Agreement, the Company has agreed to pay GE a commission based upon the sales revenue recognized on the sale of such sensor product.
     The term of the Purchase Agreement commenced on August 31, 2005 and expires on December 31, 2008. The Purchase Agreement, however, automatically extends for additional one year periods unless one party notifies the other that it intends to terminate the Purchase Agreement three months prior to the expiration of that additional one year term.
     GE may terminate the Purchase Agreement if GE terminates a purchase order for cause. Either party may terminate the Purchase Agreement as a result of a breach of a material term of the Purchase Agreement that remains uncured for a period of 30 days following notice. Either party may terminate the Purchase Agreement immediately if (i) the other party fails to meet its financial obligations as they become due, or if any proceeding under the bankruptcy or insolvency laws is brought against the other party, or a receiver is appointed for the other party or the other party makes an assignment for the benefit of creditors or (ii) if there has been an effective change in control of the Company. Upon 90 days prior written notice to GE, the Company may terminate its obligation to provide custom sensors under this Purchase Agreement in the event that Buyer does not purchase a certain percentage of its annual volume of custom sensors from the Company.
     Both parties have agreed to establish a limit on the amount each would be liable to pay to the other party in connection with any damages arising out of the manufacture, sale or supplying of products or the use or disposition of such products or each party’s obligation or responsibilities under the Purchase Agreement.
     As a result of entering into the Purchase Agreement, all prior agreements entered into between the Company and GE or the Healthcare Division are terminated. As a consequence of this provision, the following agreements were among those to which the Company was a party are deemed terminated: Master Distribution Agreement between the Company and Datex-Ohmeda Division, Instrumentarium Corporation dated September 1, 2000, OEM Development and Purchase Agreement between the Company and GE Marquette Medical Systems, Inc. dated December 22, 1999, OEM-Purchase Agreement between the Company and Datex-Ohmeda dated September 1, 2000, OEM-Purchase Agreement for Custom Datex-Ohmeda Sensors between the Company and Datex-Ohmeda Division, Instrumentarium Corporation dated September 1, 2000, and the Aspect/Datex-Ohmeda Principles of Research and Development Cooperation agreement between the Company and Datex-Ohmeda dated September 1, 2000.
     The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.
     BISx License, Development and Supply Agreement
     On October 17, 2005, the Company entered into the BISx License, Development and Supply Agreement (the “Supply Agreement”) with Spacelabs Medical, Inc. (“Spacelabs”). Pursuant to the terms of the Supply Agreement, the Company has agreed to sell to Spacelabs and Spacelabs has agreed to purchase from the Company the following products manufactured by the Company: BISx Kit, BIS disposable and semi-reusable sensors, as well as certain related spare parts and accessories (the “BISx Products”). Spacelabs has agreed that it will only use the BISx Products in conjunction with the host device created by Spacelabs that provides power, communication and control to the BISx Kit (the “Spacelabs BISx Module”). Spacelabs has further agreed that it will only use, sell, lease or otherwise make available the Spacelabs BISx Module to third-party users in the regular course of business. The BISx Products are to be purchased by Spacelabs by means of purchase order.
     Spacelabs will be responsible for providing installation, service and support to end users who purchase products under the Supply Agreement and shall bear the costs related thereto.
     The prices charged by the Company for the BISx Products are as set forth in the Agreement. In the event that Spacelabs offers products competitive to the BISx Kit, all discounts at which the Company sells the BISx Products to Spacelabs, excluding the BISx Kit, will be eliminated. Spacelabs, however, may delay the elimination of such discounts for a period of six months if Spacelabs advises the Company that it has begun marketing competing products because the Bispectral Index and/or the BISx Device (as defined in the Supply Agreement) are no longer competitive from a technological or a pricing standpoint.
     Spacelabs has the right to distribute BIS Sensors outside the United States without limitation.
     The Company will pay a commission to Spacelabs in connection with the sale by the Company of BIS Sensors for use with the Spacelabs BISx Modules, such commission is based on net sales revenues billed by the Company in connection with the sale of such BIS Sensors. The Company will pay such commissions to Spacelabs on a calendar quarter basis.
     In connection with the products sold by the Company pursuant to the Supply Agreement, the Company provides a warranty to Spacelabs that such products will perform in accordance with the specifications established by the Company and Spacelabs and shall be free from defects in materials and workmanship for a specified period of time. In the event that Spacelabs exercises any rights in connection with this warranty, the Company will either repair or replace the product within 30 days of receipt of the defective product by the Company.
     Pursuant to the terms of the Supply Agreement, the Company will indemnify and defend Spacelabs resulting from any action brought against Spacelabs or its customers based on an allegation of infringement or misappropriation with respect to any Aspect Product (as defined in the Supply Agreement). If any Aspect Product is subject to an injunction preventing its use as contemplated under the Supply Agreement, the Company will, at its option (i) procure for Spacelabs the right to continue using the Aspect Product, (ii) replace or modify such Aspect Product so that they became non-infringing, or if (i) and (ii) are not available, then (iii) terminate Spacelabs’ right to use such Aspect Product and compensate Spacelabs for any losses or damages incurred by Spacelabs as a result of such alleged infringement or misappropriation or such termination of rights. Spacelabs has agreed to indemnify and defend the Company resulting from any action brought against the Company based on an allegation of infringement of misappropriation with respect to any Spacelabs-supplied component of the Spacelabs BISx Module or BISx Kit. Except for such indemnification provisions, the liability of either party under the Supply Agreement is limited to the amount paid and payable by Spacelabs to the Company under the Supply Agreement.
     The term of the Supply Agreement commenced on October 17, 2005 and expires three years following the introduction of the Spacelabs BISx Module. The Supply Agreement, however, automatically extends for additional one-year periods unless one party notifies the other that it intends to terminate the Purchase Agreement 180 days prior to the expiration of that additional one-year term.
     Either party may terminate the Supply Agreement if the other party’s component products do not have material competitive features for measuring the hypnotic effects of anesthetic and sedative agents on the brain. In addition, either party may terminate the Supply Agreement if (i) the other party assigns the Supply Agreement or any rights or obligations under the Supply Agreement without consent, (ii) the other party neglects or fails to perform or observe any material obligations or (iii) the other party dissolves, terminates its existence, liquidates, becomes insolvent, is subject to a business failure, has a custodian or receiver appointed, makes an assignment or trust mortgage for the benefit of creditors, commences a bankruptcy proceeding or is subject to any similar procedure or process, voluntarily or involuntarily.
     The foregoing summary of the Supply Agreement is qualified in its entirety by reference to the Supply Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated into this Item 1.01 by reference.
Item 9.01 — Financial Statements and Exhibits
(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPECT MEDICAL SYSTEMS, INC.
Date: November 10, 2005	By:	/s/ Michael Falvey
Michael Falvey
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1 *	Purchase Agreement by and between the Company and General Electric, dated as of August 31, 2005.

Exhibit 10.2 *	BISx License, Development and Supply Agreement by and between the Company and Spacelabs Medical, Inc., dated as of October 17, 2005.

*	Confidential treatment requested as to certain portions, which portions have been filed separately with the Securities and Exchange Commission.